PROSPECTUS NEWTEKONE, INC. Common Stock ____________ Offered pursuant to the 2023 EMPLOYEE STOCK PURCHASE PLAN ____________ THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. ____________ This prospectus covers offers and sales, from time to time, by NewtekOne, Inc. and its successors (collectively, the “Company”) to certain eligible employees of up to 200,000 shares of common stock of the Company with a par value of $0.02 per share (“Common Stock”) pursuant to the Company’s 2023 Employee Stock Purchase Plan (the “Plan”). This prospectus describes, but does not set forth, the terms and conditions of the Plan. In the event of any conflict between any provision of the Plan and the description of that provision in this prospectus, the provision of the Plan will prevail. The Common Stock is listed on NASDAQ under the symbol “NEWT”. The principal office of the Company is located at 4800 T-Rex Avenue, Suite 120, Boca Raton, Florida 33431, and its telephone number is (212) 356-9500. Additional information about the Plan may be obtained from the Company at 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042 (Attention: Corporate Secretary). This prospectus may not be used for reoffers or resales of Common Stock acquired under the Plan by “affiliates” (directors, executive officers and other controlling persons) of the Company. Directors and officers of the Company should also give careful consideration to the short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All persons, including directors and executive officers, who obtain shares pursuant to the Plan should sell such shares only after consideration of the laws prohibiting trading on the basis of inside information and of their personal tax situation. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ____________ The date of this prospectus is July 3, 2023

-1- TABLE OF CONTENTS Page General Information Regarding the Plan ............................................................ 1 Other Matters ...................................................................................................... 3 Summary of Federal U.S. Tax Consequences .................................................... 3 Restrictions on Resale of Common Stock .......................................................... 4 Incorporation by Reference of Information Concerning the Company .............. 4 Additional Information About the Plan .............................................................. 5 General Information Regarding the Plan On April 26, 2023, the Board of Directors of the Company (the “Board”) and the Compensation, Corporate Governance and Nominating Committee (the “Nominating Committee”) approved the adoption of the Plan, followed by approval of the Company’s shareholders at the Annual Meeting of Shareholders, which took place on June 14, 2023. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an investment benefit for its employees that will help attract, reward and retain highly qualified employees and will help align their interests with those of its shareholders. The Nominating Committee may amend, suspend or terminate the Plan at any time. However, the Nominating Committee may not amend the Plan without obtaining shareholder approval within 12 months before or after such amendment where the amendment will increase the number of shares of Common Stock reserved under the Plan or modify the provisions of eligibility or the Plan generally where shareholder approval is required under applicable laws. The Nominating Committee, in its discretion, may suspend or terminate the Plan at any time. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to Section 3(a) of the Plan are issued. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under an offering comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary description of the Plan does not purport to be a complete description of the Plan or of the provisions summarized herein and is qualified in its entirety by reference to the actual text of the Plan. A copy of the Plan and any additional information with respect thereto (including information about its administrators) is available upon request from NewtekOne, Inc., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary or call (212) 356-9500. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not a qualified plan under section 401(a) of the Code. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Stock Subject to the Plan. Subject to adjustment in accordance with the Plan, the maximum number of shares of Common Stock which will be authorized for sale under the Plan is 200,000 shares of Common Stock. The shares reserved for issuance under the Plan may be authorized but unissued shares, treasury shares or reacquired shares. Administration. Subject to the terms and conditions of the Plan, the Nominating Committee will administer the Plan. The Nominating Committee can delegate administrative tasks under the Plan to any

-2- administrative group or person who is not a member of the Nominating Committee to assist in the administration of the Plan. The Nominating Committee will have the discretionary authority to (i) determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights, (ii) designate from time to time which subsidiaries of the Company may be eligible to participate in the Plan, (iii) construe and interpret the Plan and the rights granted under it and to establish, amend and revoke rules and regulations for the Plan’s administration, (iv) amend the Plan as provided for in Section 12 of the Plan and (v) exercise such powers and to perform such acts necessary to promote the best interests of the Company and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Interpretations and constructions of the Nominating Committee of any provision of the Plan or of any rights thereunder will be conclusive and binding on all persons. Eligibility. Employees eligible to participate in the Plan for a given offering period generally include employees who are (i) employed by the Company or one of the Company’s designated subsidiaries on the applicable offering date, (ii) customarily employed by the Company or one of the Company’s designated subsidiaries for more than 20 hours per week on a regular basis and (iii) not subject to the rules or laws of a foreign jurisdiction that would prohibit the grant of a right to purchase shares of Common Stock. Any eligible employees who meet the criteria above are eligible to participate in offerings that commence after the month in which the employee commences employment with the Company or a designated subsidiary; provided, that any eligible employee who is a director or executive officer subject to the reporting requirements of Section 16 of the Exchange Act may not participate in the Plan unless such participant completes a certification form compliant with Rule 10b5-1(c) of the Exchange Act. Participation. Employees will enroll under the Plan by delivering an enrollment agreement to the Company within the time specified in the offering, in such form as the Company provides. Each agreement shall authorize payroll deductions from the employees’ compensation of up to 15% of their compensation. Purchase of Shares. Under the Plan, participants will be granted the right to purchase shares of Common Stock at a discount during the period beginning on the offering date (or such later date as the Nominating Committee may determine) and ending on the date stating in the offering, The Nominating Committee will establish one or more dates during an offering on which rights granted under the Plan may be exercised and purchases of shares of Common Stock will be carried out in accordance with such offering. The Nominating Committee may specify a maximum number of shares that may be purchased by any participant as well as a maximum aggregate number of shares that may be purchased by all participants pursuant to any offering. The Nominating Committee will determine the purchase price of shares of Common Stock acquired pursuant to the rights granted under the Plan for each offering, which will be no lower than 85% of the fair market value of Common Stock on the offering date or 85% of the fair market value of the Common Stock on the purchase date. No participant may be granted a right to purchase shares of Common Stock permitting the participant’s rights to purchase shares under the Plan to accrue at a rate which exceeds $25,000 for each calendar year in which such right to purchase shares is outstanding at any time. A participant may reduce (including to zero) or increase such payroll deductions after the beginning of any offering, only as provided for in the offering; provided, that the participant may not make additional payments into his or her account if the participant has already withheld the maximum amount permitted under the offering. Adjustments. In the event of any increase or decrease in the number of issued shares of the Company’s Common Stock resulting from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Company will appropriately adjust the aggregate classes and maximum number of shares of Common Stock offered under the Plan as well as the classes and maximum number of shares and price per share of Common Stock subject to outstanding rights under the Plan. If the Company undergoes a Change in Control (as defined in the Company’s 2023 Stock Incentive Plan), the Nominating Committee may take action as to the outstanding rights to purchase shares, including (i) providing that outstanding rights will be assumed or substantially equivalent rights will be substituted by the acquiring or succeeding corporation, (ii) upon written notice to participants, providing that all outstanding rights to purchase shares will be terminated immediately prior to the Change in Control and that all outstanding rights will become exercisable, (iii) upon written notice to the participants, providing that all

-3- outstanding rights will be cancelled prior to the effective date of the Change in Control and that all accumulated payroll deductions will be returned to the participants on such date, (iv) providing for a cash payment for each outstanding right in accordance with the terms of the Plan, (v) providing that, in connection with a liquidation or dissolution, rights will convert into the right to receive liquidation proceeds or (vi) any combination of the foregoing. Rewards and Risks of Plan Participation. Participation in the Plan is optional. An eligible employee decides whether to participate in the Plan and his or her amount of payroll deductions, within the Plan’s limitations. Once enrolled in the Plan, a participant may change such payroll deductions, and a participant may begin such payroll deductions, after the beginning of any offering only as provided for in the offering. Ownership of stock entails rewards and risks. The rewards come in the form of dividends, if any, and the potential for gains resulting from increases in the stock price from the time a participating employee purchases the stock. Stocks do not always pay a dividend or increase in value. Participation in the Plan therefore carries risks, including potential loss of all or part of a participant’s investment due to adverse changes in the market price of the Common Stock. The value of the Common Stock can fluctuate over time due to developments particular to the Company or the industry in which the Company operates, as well as to economic, regulatory and market developments. Other Matters Withdrawal. Except as provided by the Nominating Committee, a participant may cancel his or her payroll deduction at any time prior to the end of the offering and withdraw from an offering by delivering a notice of withdrawal to the Company in the form as the Company provides. Upon such withdrawal, the Company will distribute all of the participant’s accumulated payroll deductions, reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant, without interest, and the participant’s interest in the offering will be automatically terminated. The participant may re-enroll in the Plan at a later time, but must deliver a new enrollment agreement in order to participate in subsequent offerings. Rights granted under the Plan will terminate immediately upon the participant’s termination of employment or service with the Company and its designated subsidiaries and affiliates and the Company will distribute to the terminated participant all of his or her accumulated payroll deductions, reduced to the extent, if any, such deductions have been used to acquire stock for the terminated participant, without interest. Transferability. A participant may not transfer rights granted under the Plan other than by will or the laws of descent and distribution or by a beneficiary designation as provided in the Plan, and during the participant’s lifetime, will only be exercisable by the participant. By participating in the Plan, each participant agrees that shares purchased under the Plan will comply with any holding periods as determined by the Nominating Committee. Clawback. Any shares purchased pursuant to the Plan are subject to any policies, including any clawback, recoupment or stock ownership policies, that are in effect from time to time. Any portion of shares purchased pursuant to the Plan is subject to forfeiture, recovery by the Company or other action pursuant to any policies which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under applicable law. Withholding Tax. If applicable tax laws impose a tax withholding obligation, each affected participant shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Committee for payment of any taxes required by law to be withheld in connection with any transaction related to the rights to purchase shares granted hereunder or shares acquired by such participant pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to a participant.

-4- Summary of Federal U.S. Tax Consequences The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Plan. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Plan. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and the Company will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and the Company will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase. Restrictions on Resale of Common Stock Certain officers and directors of the Company are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such provisions may restrict resale of Common Stock issued by the Company to any such person. In addition, shares received by a person deemed an “affiliate” of the Company under the Securities Act must be registered for resale by such person. Rule 405 under the Securities Act defines “affiliate” as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with” the Company. The foregoing is not intended to be a complete statement of applicable law and any person to whom the foregoing may apply should consult his or her own legal counsel. Incorporation by Reference of Information Concerning the Company The rules of the Securities and Exchange Commission (the “SEC”) allow the Company to “incorporate by reference” information into this prospectus. This means that the Company can disclose important information by referring to another document. Any information referred to in this way is considered part of this prospectus from the date of filing such documents, and any reports filed with the SEC after the date of this prospectus and before the date that the offering of these securities is terminated will automatically update and supersede any information contained in this prospectus or incorporated in this prospectus by reference. The Company incorporates by reference into this prospectus the following documents filed with the SEC:

-5- (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023; (b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023; (c) The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 6, 2023 (as amended by the Form 8-K/A filed on January 27, 2023), January 13, 2023, January 17, 2023, January 24, 2023, January 24, 2023, February 7, 2023, February 27, 2023, February 27, 2023, March 6, 2023, April 6, 2023, April 19, 2023, May 9, 2023, May 16, 2023, May 19, 2023, May 30, 2023, June 14, 2023, June 16, 2023, June 26, 2023 and June 27, 2023; (d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description. (e) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post- effective amendment to the registration statement on Form S-8 to which this prospectus relates, indicating that all securities offered have been sold or which deregisters all securities then remaining unsold. The documents listed above will be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The Company will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) referred to above which have been or may be incorporated by reference into this prospectus. Such documents and information may be requested from NewtekOne, Inc., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary or by calling (212) 356- 9500 or by visiting newtekone.com. The Company’s filings with the SEC are also available over the internet at http://www.sec.gov. The information on those websites is not part of this prospectus. The Company has not authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. The information contained or incorporated by reference in this prospectus is accurate as of the dates of the applicable documents. The Company’s business, financial condition, results of operations and prospects may have changed since the applicable dates. Neither the delivery of this prospectus nor any sale made hereunder will create, under any circumstances, any implication that there has been no change in the facts herein set forth since the date hereof. Additional Information About the Plan The Company has filed a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), with respect to the shares of Common Stock that the Company may issue under the Plan. As permitted by the SEC, this prospectus omits certain information, exhibits and undertakings contained

-6- in the Registration Statement. For further information, reference is made to the Registration Statement, including the exhibits thereto. The information contained in this prospectus, together with the documents incorporated by reference herein and in the Registration Statement (as described above under “Incorporation of Certain Documents by Reference”) constitute a prospectus in accordance with the provisions of Section 10(a) of the 1933 Act, for purposes of offering shares pursuant to the Plan. In order to request further information regarding the Plan and its administrators, please contact NewtekOne, Inc., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary, telephone number (212) 356-9500. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the items listed below. The address of this Internet site is http://www.sec.gov.